* AMENDED DECEMBER 6, 1995 *

PRICING SUPPLEMENT NO. 95-32 Dated November 30, 1995     Rule 424(b)(2)
To Prospectus Supplement Dated March 2, 1995          File No. 33-57541


                         BENEFICIAL CORPORATION

                       Medium-Term Notes, Series H
                           (Book Entry Notes)


J. P. Morgan Securities, Inc. purchased $100,000,000 principal amount of these Medium-Term Notes, Series H, maturing on December 7, 1998, at a principal price of $100,000,000 for resale to investors from time to time at prices based on market conditions at the time of resale.

       Floating Rate Notes Due 9 Months or More from Date of Issue

Maturity Date:  December 7, 1998       Interest Payment Period:
                                         Quarterly
Interest Rate Basis:
  LIBOR                                Interest Reset Period:
                                         Quarterly
Specify Other Base Rate:  N/A
                                       Interest Reset Dates:
Index Maturity:  3-month                 Same as Interest Payment Dates

Spread: plus 0.13%                     Settlement Date  (Issue Date):
                                         December 5, 1995
Spread Multiplier:  N/A
                                       Calculation Agent:
                                         Chase Manhattan Bank, N.A.
Maximum Interest Rate:  N/A
                                       Additional Terms:
Minimum Interest Rate:  N/A              For the purposes of the Notes
                                         contemplated hereunder,
Interest Payment Dates:                  interest payments will
  The 7th of each March, June,           include interest accrued
  September, December, commencing        but excluding the Interest
  on March 7, 1996 up to, and            Payment Date.
  including, the Maturity Date.

Initial Interest Rate:
  Determined as if the Settlement
  Date was an Interest Reset Date.